                                                                     EXHIBIT 3.2

                          KAPSON SENIOR QUARTERS CORP.
                             A DELAWARE CORPORATION
                                    BY-LAWS
                            ADOPTED ON JUNE 7, 1996

                            ------------------------

                                   ARTICLE I
                                  STOCKHOLDERS

    Section 1.1  ANNUAL MEETING.

    An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

    Section 1.2  SPECIAL MEETINGS.

    Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, the Vice Chairman, or the President, at such time and place either within or without the State of Delaware as may be stated in the notice. A special meeting of stockholders shall be called by the President or the Secretary, stating time, place, and the purpose or purposes of the meeting.

    Section 1.3  NOTICE OF MEETINGS.

    Written notice of duly called meetings of the stockholders, stating the place, date, and hour thereof shall be given by the Chairman of the Board, the Vice Chairman of the Board, the President, any Senior Executive Vice President, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall, if any other action which could be taken at a special meeting is to be taken at such annual meeting, state the nature of such action. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called.

    Section 1.4  QUORUM.

    Except as otherwise provided by law or in the Certificate of Incorporation or these By-laws, at any meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of these By-laws until a quorum shall be present.

    Section 1.5  ADJOURNMENT.

    Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    Section 1.6  ORGANIZATION.

    The Chairman of the Board, or in his or her absence the Vice Chairman of the Board, or in their absence one of the following officers, the Chief Executive Officer, the President, or a Vice President (in order of seniority), shall call to order meetings of stockholders, and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the stock-holders, may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, and all Vice Presidents.

    The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

    Section 1.7  VOTING.

    Except as otherwise provided by law or in the Certificate of Incorporation or these By-laws, at any meeting duly called and held at which a quorum is present, corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the third succeeding annual meeting of stockholders and until the election and qualification of their respective successors.

    Section 1.8 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

    Section 1.9  PROXY REPRESENTATION.

    Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. No proxy shall be valid after three years from its date, unless it provides otherwise.

    Section 1.10  STOCKHOLDERS.

    At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by a stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 1.10, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.10. For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) above, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary of the preceding year's annual meeting; provided, however, that if the date of the meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the earlier of the 10th day following the date on which notice of the date of the meeting was mailed or a public announcement of the meeting was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made, in such business. Notwithstanding anything in this Section 1.10 to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 1.10.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting whether or not business was properly brought before the meeting in accordance with the procedures prescribed by these By-laws, and if (s)he should so determine, (s)he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.10, a stockholder also shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, with respect to the matters set forth in this Section 1.10.

                                   ARTICLE II
                               BOARD OF DIRECTORS

    Section 2.1  NUMBER AND TERM OF OFFICE.

    The business, property, and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The initial number of directors which shall constitute the whole Board of Directors shall be three; provided, however, that the Board of Directors, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors. No decrease in the number of directors may shorten the term of any incumbent director. Directors shall be divided into three classes, as nearly equal in number as possible, as determined by the Board of Directors. Subject to the provisions of Article IV of these By-laws, one class shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, another class shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998, and another class shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999, and the members of each class shall hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

    Section 2.2  CHAIRMAN AND VICE CHAIRMAN OF THE BOARD.

    The directors may elect a Chairman and a Vice Chairman of the Board of Directors. The Chairman and Vice Chairman shall be executive officers of the Corporation and shall be subject to the control of and may be removed by the Board of Directors.

    Section 2.3  MEETINGS.

    Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

    Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, the Vice Chairman, the Chief Executive Officer (if a director), the President (if a director) or by a majority of the directors then in office.

    Section 2.4  NOTICE OF SPECIAL MEETINGS.

    The Secretary, or in his or her absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least seven days before the meeting, or by telecopy, telegram, cable, radiogram, or by certified mail with return receipt requested, by a nationally recognized courier, or by personal service at least two days before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

    Section 2.5  QUORUM AND ORGANIZATION OF MEETINGS.

    Except as provided in Section 4.3 of these By-laws, a majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these By-laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, or in his or her absence, by the Vice Chairman, the Chief Executive Officer, the President, or such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

    Section 2.6  COMMITTEES.

    The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee of the Board of Directors may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

    Section 2.7  ACTION WITHOUT MEETING.

    Nothing contained in these By-laws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent in writing to the adoption, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

    Section 2.8  TELEPHONE MEETINGS.

    Nothing contained in these By-laws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or a committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                  ARTICLE III
                                    OFFICERS

    Section 3.1  EXECUTIVE OFFICERS.

    The executive officers of the Corporation shall be the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Senior Executive Vice President, one or more other Vice Presidents, the Treasurer, and the Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

    Section 3.2  CHAIRMAN OF THE BOARD.

    The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall also be the Chief Executive Officer of the Corporation, unless another person is so designated by the Board of Directors.

    Section 3.3  VICE CHAIRMAN OF THE BOARD.

    The Vice Chairman of the Board shall, at the request, or in the absence or disability, of the Chairman of the Board, perform the duties and exercise the powers of such office.

    Section 3.4  CHIEF EXECUTIVE OFFICER.

    The Chief Executive Officer of the Corporation shall have general supervision of the business, affairs and property of the Corporation, and over its several officers. In general, the Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors. The Chief Executive Officer, together with the President and the Senior Executive Vice President, shall have the power to fix the compensation of elected officers whose compensation is not fixed by the Board of Directors or a committee thereof and also to engage, discharge, determine the duties and fix the compensation of all employees and agents of the Corporation necessary or proper for the transaction of the business of the Corporation. If the Chief Executive Officer is not also the Chairman of the Board, then the Chief
Executive Officer shall report to the Chairman of the Board or the Vice Chairman, as the case may be.

    Section 3.5  PRESIDENT.

    The President shall be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors, or any duly authorized committee of directors, shall have general supervision of the operations of the Corporation. In general, but subject to any contractual restriction, the President shall have all authority incident to the office of President and chief operating officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors or by the Chairman of the Board of Directors. The President, together with the Chief Executive Officer and the Senior Executive Vice President, shall have the power to fix the compensation of elected officers whose compensation is not fixed by the Board of Directors or a committee thereof and also to engage, discharge, determine the duties and fix the compensation of all employees and agents of the Corporation necessary or proper for the transaction of the business of the Corporation. The President shall, at the request or in the absence or disability of the Chairman or Vice Chairman of the Board, or the Chief Executive Officer, perform the duties and exercise the powers of such officer.

    Section 3.6  SENIOR EXECUTIVE VICE PRESIDENT.

    The Senior Executive Vice President, together with the Chief Executive Officer and the President, shall have the power to fix the compensation of elected officers whose compensation is not fixed by the Board of Directors or a committee thereof and also to engage, discharge, determine the duties and fix the compensation of all employees and agents of the Corporation necessary or proper for the transaction of the business of the Corporation. In general, but subject to any contractual restriction, the Senior Executive Vice President shall have all authority incident to the office of Senior Executive Vice President and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors or by the Chairman of the Board of Directors.

    Section 3.7  VICE PRESIDENTS.

    Each vice president shall have such powers and duties as the Board, the Chief Executive Officer, the President or the Senior Vice President assigns to him or her.

    Section 3.8  TREASURER.

    The Treasurer of the Corporation shall be in charge of the corporation's books and accounts. Subject to the control of the Board, (s)he shall have such other powers and duties as the Board, the Chief Executive Officer, the President or the Senior Vice President assigns to him or her.

    Section 3.9  SECRETARY.

    The Secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and the stockholders, and shall have such other powers and duties as the Board or the President assigns to him or her. In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the chairman of the meeting.

                                   ARTICLE IV
                     RESIGNATIONS, REMOVALS, AND VACANCIES

    Section 4.1  RESIGNATIONS.

    Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the President, the Senior Executive Vice President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

    Section 4.2  REMOVALS.

    The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

    Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

    Section 4.3  VACANCIES.

    Any vacancy in the office of any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) or, in the case of any vacancy in the office of any director, by the stockholders, and, subject to the provisions of this Article IV, the person so chosen shall hold office until his or her successor shall have been elected and qualified; or, if the person so chosen is a director elected to fill a vacancy, (s)he shall (subject to the provisions of this Article IV) hold office for the unexpired term of his or her predecessor.

                                   ARTICLE V
                                 CAPITAL STOCK

    Section 5.1  STOCK CERTIFICATES.

    The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors. Each certificate shall be signed by the Chairman or Vice Chairman of the Board of Directors, if any, or by the Chief Executive Officer or the President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any and all signatures on any such certificates may be facsimiles. In case any officer, transfer agent, or
registrar  who  has  signed  or  whose  facsimile  signature  has  been   placed
upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate issued, it may be issued by the Corporation with the same effect as if (s)he were such officer, transfer agent, or registrar at the date of issue.

    Section 5.2  TRANSFER OF SHARES.

    Upon compliance with provisions restricting the transfer or registration of transfer of shares of capital stock, if any, shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his or her duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed and the payment of taxes due thereon.

    Section 5.3  FIXING RECORD DATE.

    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

    Section 5.4  LOST CERTIFICATES.

    The Board of Directors or any transfer agent of the Corporation may direct one or more new certificate(s) representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

    Section 5.5  REGULATIONS.

    The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

                                   ARTICLE VI
                                 MISCELLANEOUS

    Section 6.1  CORPORATE SEAL.

    The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.

    Section 6.2  FISCAL YEAR.

    The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

    Section 6.3  NOTICES AND WAIVERS THEREOF.

    Whenever any notice is required to be given by law, the Certificate of Incorporation, or these By-laws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telecopy, telegram, cable, or radiogram, or by certified mail with return receipt requested, by a nationally recognized courier, addressed to such address as appears on the books of the Corporation. Any notice given by telecopy, telegram, cable, radiogram, by certified mail with return receipt requested, or by a nationally recognized courier shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

    Whenever any notice is required to be given by law, the Certificate of Incorporation, or these By-laws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

    Section 6.4  STOCK OF OTHER CORPORATIONS OR OTHER INTERESTS.

    Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President, and such attorneys or agents of the Corporation as may from time to time be authorized by the Board of Directors or the Chairman of the Board shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or President, or such attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

                                  ARTICLE VII
                                   AMENDMENTS

    The Board of Directors shall have the power to adopt, amend, or repeal these By-Laws.